Exhibit 99.4

EXECUTION VERSION

AMENDMENT AND RELEASE

This Amendment and Release (this “Amendment”) is made as of August 13, 2020 (the “Amendment Date”) by and among Chaparral Energy, L.L.C. (the “Employer”), Chaparral Energy, Inc. (the “Company”) and Mark Ver Hoeve (“Executive,” and together with the Employer and the Company, the “Parties”).

WHEREAS, in connection with Executive’s retirement from the Company on April 17, 2020, and Executive’s subsequent execution of a release of claims (“Release”) in accordance with the Chaparral Energy, L.L.C. Executive Severance Plan (the “Executive Severance Plan”),1 the Parties agreed that Executive was entitled to receive certain severance payments in accordance with the terms of the Executive Severance Plan (the “Severance Payments”);

WHEREAS, the Parties agree that, as of the Amendment Date, Executive is entitled to $329,890.65 in outstanding Severance Payments pursuant to the Executive Severance Plan (the “Outstanding Severance Payments”), payable in installments through April 23, 2021;

WHEREAS, as a condition to his eligibility to participate in the Executive Severance Plan, Executive and the Employer entered into a Participation and Restrictive Covenant Agreement dates as of January 21, 2020 (the “Participation Agreement”); and

WHEREAS, the Parties wish to restructure the Outstanding Severance Payments and to make certain changes to the Parties’ obligations and commitments pursuant to the Executive Severance Plan and the Participation Agreement subject to the conditions set forth herein.

THEREFORE, in consideration of the mutual promises and covenants set forth herein, which consideration is acknowledged by the Parties to be good and sufficient, the Parties hereby agree to the following:

1. Severance Payments. Executive acknowledges that as of the Amendment Date, he has received payment of Severance Payments in the amount of $109,963.55, less applicable taxes and withholdings. The Parties hereby agree that in lieu of the Outstanding Severance Payments, Executive shall be paid a single payment of $179,083.50, less applicable taxes and withholdings (the “Final Separation Payment”) on the earlier of (i) ten days after the effective date of a court- confirmed plan of reorganization for the Company (the “Plan”), and (ii) March 1, 2021; provided that if, prior to the payment of the Final Separation Payment (the date of such filing, the “Filing Date”), the Plan is confirmed and provides that General Unsecured Claims (as that term is defined in the Plan) are treated as impaired within the meaning of section 1124 of title 11 of the United States Code, then in lieu of the Final Separation Payment Executive shall be eligible to an amount equal to the Outstanding Severance Payments, less applicable taxes and withholdings, to be paid as follows (x) a single lump sum payment on the first regularly scheduled payroll date of the Employer on or following the Filing Date in the amount of the Outstanding Severance Payments

[1]	Capitalized terms used but not otherwise defined in this Amendment shall have the meaning assigned thereto in the Executive Severance Plan.

that would otherwise have been paid to Executive had the Outstanding Severance Payments been paid in equal installments on the Employer’s regularly scheduled payroll dates following August 13, 2020 until such payment date, and (y) any remaining amount of the Outstanding Severance Payments paid in equal or nearly equal installments on the Employer’s regularly scheduled payroll dates beginning on the Employer’s first regularly scheduled payday following the Filing Date until such amount is paid in full.

2. Confidentiality. Effective as of the Amendment Date, (a) the provisions of Section 4(a) of the Participation Agreement (Non-Disclosure of Confidential Information) shall be replaced in their entirety by the provisions set forth in Exhibit A hereto.

3. Non-Competition. Effective as of the Amendment Date, Section 4(c) of the Participation Agreement shall be null, void and of no further effect.

4. Release. Effective upon execution of this Amendment, for the good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, Executive hereby reaffirms release set forth in the Release with respect to any and all claims he may have or claim against the Company, the Employer and the other parties released under the Release from the Effective Date through the Amendment Date.

5. Modification of Amendment. This Amendment may be amended, revoked, changed or modified only upon a written agreement executed by the Parties. No waiver of any provision of this Amendment will be valid unless it is in writing and signed by the Party against whom such waiver is charged.

6. Joint Drafting. The Parties agree that they have jointly participated in the drafting and preparation of this Amendment, and that the language in this Amendment shall be construed as a whole according to its fair meaning, and not be construed for or against any of the Parties.

7. Signing Knowingly and Voluntarily. The Parties acknowledge that they are signing this Amendment knowingly and voluntarily and that they have not been pressured or coerced to do so by anyone connected with any of the other Parties.

8. Choice of Law; Jurisdiction. The Parties hereby acknowledge and agree that this Amendment is an Oklahoma contract to be governed by and interpreted in accordance with the laws of the State of Oklahoma, without reference to its conflicts of laws rules. The Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within Oklahoma over any dispute arising out of this Amendment.

9. Severability. If any term of this Amendment shall be held to be invalid and unenforceable, the remaining terms of this Amendment are severable and shall not be affected thereby.

10. Counterparts. This Amendment may be signed in one or more counterparts, and all counterparts so executed shall constitute one agreement binding on all Parties hereto, notwithstanding that all Parties have not signed the original or same counterpart. A scanned or facsimile copy of the signed Amendment shall have the same force and effect as the original.

11. Authority. The Parties acknowledge that each of them has had the benefit of legal counsel in entering into the Amendment, and they warrant, represent and agree that they, and each of them, understand all of the terms and are voluntarily executing the Amendment of their own free will, without coercion or duress. Each Party further represents and warrants that he/it has full authority and competence to enter into this Amendment.

12. Other Provisions. For the avoidance of doubt, all other provisions of the Executive Severance Plan and the Participation Agreement not specifically amended herein remain in full force and effect in accordance with the terms of the Executive Severance Plan.

NOW, THEREFORE, the parties to this Amendment hereby set their hands and seals as of the Amendment Date.

/s/ Mark Ver Hoeve
Mark Ver Hoeve, Individually

Chaparral Energy, L.L.C.

/s/ Justin Byrne
By:	Justin Byrne
Its:	Vice President and General Counsel

Chaparral Energy, Inc.

/s/ Justin Byrne
By:	Justin Byrne
Its:	Vice President and General Counsel

EXHIBIT A

Nondisclosure of Confidential Information

Executive acknowledges that it is the policy of the Company to maintain as secret and confidential (i) all valuable and unique information, (ii) other information heretofore or hereafter acquired by the Company, or any affiliated entity and deemed by it to be confidential, and (iii) information developed or used by the Company or any affiliated entity relating to the business, operations, employees and customers of the Company or any affiliated entity including, but not limited to, any employee information (all such information described in clauses (i), (ii) and (iii) above, other than information which is known to the public or becomes known to the public through no fault of Executive, is hereinafter referred to as “Confidential Information”). The Executive acknowledges and recognize that the services performed by Executive while employed by the Employer were special and unique and that by reason of his employment by the Employer he acquired Confidential Information. Executive recognizes that all such Confidential Information is the property of the Company. Accordingly, at any time during or after the Amendment Date, Executive shall not, directly or indirectly, without the prior written consent of the Company, disclose to any person or entity other than the Company, whether or not such person or entity is a competitor of the Company, and shall use his best efforts to prevent the publication or disclosure of any Confidential Information obtained by, or which has come to the knowledge of, Executive prior to April 17, 2020. Notwithstanding the foregoing, Executive may disclose to other persons or entities, as part of his occupation, information with respect to the Company or any affiliated entity, which (i) is of a type generally not considered by standards of the oil and natural gas industry to be proprietary, or (ii) is otherwise consented to in writing by the Company.

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